U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                  Changes in Registrant's Certifying Accountant

                           Date of Report May 21, 2002

                         Commission file number 0-29711

                              PageLab Network, Inc.
                 (Exact name of issuer as specified in charter)

                Minnesota                              41-1596056
      (State or other jurisdiction             (IRS Employer ID Number)
           of incorporation)

                43 Main Street, Suite #228, Minneapolis, MN 55414
                    (address of principal executive offices)

             Issuer's telephone number is            (612) 331-2234

     On October 10, 2001, McGladrey & Pullen, LLP (McGladrey), its independent accounting and audit firm, informed PageLab Network, Inc. (the Company) that it was ceasing the relationship. McGladrey acted as independent accountant and auditors with respect to the Company's financial statements for the previous year ended December 31, 2000. The report of McGladrey on the financial statements of the Company for its year ended December 31, 2000, did not contain any adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. The report of McGladrey on the financial statements for the year ended December 31, 2000, included an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern. During the Company's fiscal year ended December 31, 2000 , (i) there were no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreement in connection with its reports (a "Disagreement") and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (a "Reportable Event").

     On May 15, 2002, Callahan, Johnston, & Associates was selected by the Company's Board of Directors as the Company's new independent accountant and audit firm. Callahan, Johnston, & Associates will audit the Company's financial statements to be included in the Company's form 10-KSB for the year ending December 31, 2001. The Company intends to have Callahan, Johnston, & Associates continue to serve as the Company's independent accounting and audit firm for the year ending December 31, 2002. During the last two fiscal years, the Company did not consult with Callahan, Johnston, & Associates on any matters related to accounting principles or practice, financial statement disclosures or audit procedures.

     The Company has furnished McGladrey with a copy of this Form 8-K and has requested that McGladrey furnish it with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with the above statements. A copy of McGladrey's letter to the Commission, dated May 21, 2002, is filed as Exhibit 16.1 to this current report on Form 8-K.


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                                   SIGNATURES

   Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Issuer has duly caused this report to be signed on its behalf by the undersigned officers and/or Directors, there unto duly authorized.

PAGELAB  NETWORK,  INC.

Date:  May 21, 2002


   /s/     Andrew  D.  Hyder
-------------------------------------

TITLE
President  and  Chief  Executive  Officer,
Chief Financial Officer (and Principal Financial Officer) and Director


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